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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Perclose, Inc., of our report dated April 29, 1998, with respect to the financial statements and schedule of Perclose, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


San Jose, California
July 22, 1998